SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 4, 2007

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Appointment and Compensatory Arrangements of Certain Officers

On December 4, 2007, Simmons Bedding Company (the “Company”), an indirect subsidiary of Simmons Company ("Simmons"), issued a press release announcing the appointment of Stephen G. Fendrich as President and Chief Operating Officer and Dominick A. Azevedo as Executive Vice President of Sales effective January 1, 2008.  The press release is filed with this Form 8-K as Exhibit 99.1, and its contents are incorporated by reference into this Item 5.02.

Mr. Fendrich will be responsible for the Company’s sales, operations and marketing and will report to the Company’s Chairman and Chief Executive Officer, Charles R. Eitel.  Mr. Fendrich joined the Company in February 2003 in connection with the Company’s acquisition of SC Holdings, Inc. (“SC Holdings”) and has served as Executive Vice President - Sales since August 2005.  Prior to assuming the role of Executive Vice President - Sales, Mr. Fendrich served as President and CEO of the Company’s former subsidiaries, SC Holdings and Sleep Country USA ("SCUSA"), which Mr. Fendrich joined in September 2002. Prior to joining SC Holdings and SCUSA, Mr. Fendrich was Executive Vice President of Franchise Stores for The Mattress Firm from February 2002 to September 2002. From November 2000 to February 2002, Mr. Fendrich performed consulting work for The Mattress Firm franchises. From 1986 to November 2000, Mr. Fendrich held various positions with The Mattress Firm including Vice President and Chief Financial Officer and Vice President of Finance and Real Estate. Mr. Fendrich was one of the founders of The Mattress Firm in 1986.

Mr. Azevedo will be responsible for the day-to-day sales management of the domestic operations of the Company, and will report to Mr. Fendrich.  Mr. Azevedo joined the Company in May 1997 and has served as Senior Vice President of Sales since July 2007.  Prior to assuming his current position, Mr. Azevedo served as Senior Vice President of Sales-East from May 2007 to July 2007.  Between June 1998 and May 2007, Mr. Azevedo served in various Vice President of Sales positions for the Company.  Prior to joining the Company, Mr. Azevedo held various positions in Retail Management from 1979 to 1997 for Rhodes Furniture, Huffman Koos and Dean Carpet.

In connection with Mr. Fendrich’s appointment as President of the Company, Mr. Fendrich signed an employment agreement with the Company and Simmons Holdco, Inc. (“Holdco”) dated December 7, 2007 (the “Employment Agreement”) that is effective as of January 1, 2008. Under the terms of the Employment Agreement, Mr. Fendrich will receive an annual salary of $500,000 subject to annual merit increases and will be eligible for an annual bonus based on the Company’s performance. Mr. Fendrich will be issued options to purchase 30,000 shares of Class B common stock of Holdco, which will be subject to vesting and terms and conditions as provided in the stock option agreement.

Additionally, the Employment Agreement has a two year term with evergreen renewal provisions and contains usual and customary restrictive covenants, including two year non-competition provisions, non-disclosure of proprietary information provisions, provisions relating to non-solicitation of employees or customers and non-disparagement provisions. If Mr. Fendrich is terminated without “cause” or departs for “good reason”, he will be entitled to a pro-rated bonus based on the Company's performance through termination and two years of severance.  The Employment Agreement is filed with this Form 8-K as Exhibit 10.1, and its contents are incorporated by reference into this Item 5.02.

On December 4, 2007, the Compensation Committee of the Board of Directors of  the Company also approved annual salary increases for certain named executive officers of the Company (as defined in Regulation S-K, Item 402(a)(3)) effective January 1, 2008.  The 2008 salary amounts for each executive officer are as follows:

Officer	2008 Salary
Charles R. Eitel, Chairman and CEO	$840,000
William S. Creekmuir, EVP and CFO	435,000
Stephen G. Fendrich, EVP - Sales (1)	500,000
Robert P. Burch, EVP - Operations	340,000

(1) President and Chief Operating Officer effective January 1, 2008

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

10.1	Employment Agreement dated as of December 7, 2007, among Simmons Holdco, Inc., Simmons Bedding Company and Stephen G. Fendrich
99.1	Press Release dated December 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

/s/ William S. Creekmuir
By:
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	December 7, 2007